Exhibit 99.1

Avalo Therapeutics Announces Appointment of Rita Jain, M.D. to Board of Directors

WAYNE, PA., June 18, 2025 — Avalo Therapeutics, Inc. (Nasdaq: AVTX), a clinical stage biotechnology company focused on the treatment of immune dysregulation, today announced the appointment of Rita Jain, M.D. to its Board of Directors.

“We are pleased to welcome Dr. Jain to Avalo’s Board of Directors,” said Michael Heffernan, Chairman of the Board. “Rita’s extensive experience spanning clinical development, regulatory strategy, and executive leadership at multiple development-stage biopharma companies will be invaluable as we continue to advance AVTX-009, a high affinity anti-IL-1β monoclonal antibody in a Phase 2 trial for hidradenitis suppurativa (HS) and take a thoughtful, capital-efficient approach to our broader development strategy.”

“I am excited to join Avalo’s Board at this pivotal stage in the company’s growth, with the progressing Phase 2 LOTUS trial in HS expected to readout in the middle of next year,” said Dr. Jain. “I was drawn to this opportunity given AVTX-009's proven mechanism of action, its potential to become a best-in-disease treatment in HS, and its potential in addressing unmet needs in a number of additional large inflammatory diseases. With my experience in navigating strategic growth in immunology and inflammation across multiple indications and stages of development, I look forward to supporting the leadership team and collaborating with my fellow Board members as Avalo works to bring potential best in disease treatments to patients in need.”

Dr. Jain is a Rheumatologist who brings over two decades of leadership experience in biopharmaceutical development, clinical strategy, and regulatory affairs across multiple therapeutic areas, including immunology, inflammation, nephrology, and rare diseases. She most recently served as Executive Vice President and Chief Medical Officer at ChemoCentryx, where she advanced development and supported commercialization of Tavneos® (avacopan), a first-in-class treatment for ANCA-associated vasculitis, and supported the company’s acquisition by Amgen in 2022. Prior to that, she was Senior Vice President and Chief Medical Officer at Akebia Therapeutics. Additionally, Dr. Jain held key leadership positions at AbbVie, Pfizer, and Immunovant, overseeing global development programs, regulatory interactions, and clinical operations for multiple therapeutic candidates. She also serves on the boards of Celldex Therapeutics and AnaptysBio. Dr. Jain received her M.D. from the State University of New York at Stony Brook School of Medicine and completed her residency in internal medicine at Staten Island University Hospital, followed by a fellowship in rheumatology at North Shore University Hospital and a Clinical Research Fellowship at the University of Texas Southwestern Medical Center, Dallas.

About Avalo Therapeutics

Avalo Therapeutics is a clinical stage biotechnology company focused on the treatment of immune dysregulation. Avalo’s lead asset is AVTX-009, an anti-IL-1β mAb, targeting inflammatory diseases. For more information about Avalo, please visit www.avalotx.com.

About AVTX-009

AVTX-009 is a humanized monoclonal antibody (IgG4) that binds to interleukin-1β (IL-1β) with high affinity and neutralizes its activity. IL-1β is a central driver in the inflammatory process. Overproduction or dysregulation of IL-1β is implicated in many autoimmune and inflammatory diseases. IL-1β is a major, validated target for therapeutic intervention. There is evidence that inhibition of IL-1β could be effective in hidradenitis suppurativa and a variety of inflammatory diseases in dermatology, gastroenterology, and rheumatology.

Forward-Looking Statements

This press release may include forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Avalo’s control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to Avalo’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: drug development costs, timing of trials and trial results, and other risks including reliance on investigators and enrollment of patients in clinical trials; reliance on key personnel; regulatory risks; general economic and market risks and uncertainties, including those caused by the war in Ukraine and the Middle East; and those other risks detailed in Avalo’s filings with the Securities and Exchange Commission, available at www.sec.gov. Actual results may differ from those set forth in the forward-looking statements. Except as required by applicable law, Avalo expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Avalo’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For media and investor inquiries:
Christopher Sullivan, CFO
Avalo Therapeutics, Inc.
ir@avalotx.com
410-803-6793

or

Meru Advisors
Lauren Glaser
lglaser@meruadvisors.com
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